                      NONQUALIFIED STOCK OPTION AGREEMENT

GRANTED TO:              Jeffrey S. Hay

EFFECTIVE DATE OF        July 28, 1997
GRANT:

GRANTED PURSUANT TO:     NORTH ATLANTIC TRADING COMPANY 1997
                         SHARE INCENTIVE PLAN

NUMBER OF UNDERLYING     15,966
SHARES:

EXERCISE PRICE:          18.19 per share

VESTING SCHEDULE:        One third commencing on July 28, 1997 and one fifth of
                         the remaining options on each of the first five anniversaries thereafter

         1. This Nonqualified Stock Option Agreement (the "Agreement") is made and entered into as of September 3, 1997 between North Atlantic Trading Company, Inc., a Delaware corporation (the "Company") and Jeffrey S. Hay (the "Employee"). It is the intent of the Company and the Employee that this Option (as defined in Paragraph 2 below) will not qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time.

         2. The Employee is granted an option to purchase 15,966 shares of the Common Stock (the "Option"). The Option is granted under the Company's 1997 Share Incentive Plan (the "Plan") and is subject to the terms of the Plan and of this Agreement. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

         3. The Option's Exercise Price is $18.19 per share.

         4. Subject to Paragraph 5 below, the Option shall become exercisable according to the vesting schedule set forth below:

5,322 shares of Common Stock shall become exercisable and remain exercisable on July 28, 1997
2,129 shares of Common Stock shall become exercisable and remain exercisable on July 28, 1998
2,129 shares of Common Stock shall become exercisable and remain exercisable on July 28, 1999
2,129 shares of Common Stock shall become exercisable and remain exercisable on July 28, 2000
2,129 shares of Common Stock shall become exercisable and remain exercisable on July 28, 2001
2,128 shares of Common Stock shall become exercisable and remain exercisable on July 28, 2002.

         5. The Option, unless sooner terminated or exercised in full, shall expire on July 28, 2012 and, notwithstanding anything herein to the contrary, no portion of the Option may be exercised after such date.

         6. (a) In the event of death of the Employee, or if the Employee's employment is terminated due to disability, each stock option theretofore granted to him shall be exercisable until July 28, 2012, and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Option shall pass by will or the laws of descent or distribution or the disabled employee or his legal guardian.

                  (b) In the event the Employee's employment is terminated due to retirement, the unexercisable portion of the Option held by the Employee on the date of termination of employment shall immediately be forfeited by the Employee and the exercisable portion of the Option held by the Employee on the date of termination of employment shall remain exercisable until the earlier of
(i) 90 days after the Employee's termination of employment or (ii) the date the Option would otherwise expire.

                  (c) In the event the Employee's employment is terminated by the Company without Cause or by the Executive for Good Reason (as defined in the Executive's Employment Agreement) and not by reason of the Employee's death or disability, the unexercisable portion of the Option held by the Employee on the date of termination of employment shall immediately become exercisable and the entire Option held by the Employee on the date of termination of employment shall remain exercisable until the date the Option would otherwise expire.

                  (d) In the event the Employee's employment is terminated by the Company or any Subsidiary for Cause or is terminated by the Employee for any reason other than Retirement, Good Reason, death or Disability, the unvested portion of the Option held by the Employee at the time of termination of employment shall immediately be forfeited by the Employee. The vested portion of the Option shall remain exercisable until the earlier of (i) the end of the 90 day period following the Employee's termination of employment or (ii) the date the Option would otherwise expire.

         7. The Employee may exercise the Option regardless of whether any other option that the Employee has been granted by the Company remains unexercised. In no event may the Employee exercise the Option for a fraction of a share or for less than 100 shares.

         8. The Option's Exercise Price shall be paid by the Employee on the date the Option is exercised, in cash, in shares of Common Stock owned by the Employee or by a combination of the foregoing. Any shares of Common Stock delivered in payment of the Exercise Price shall be valued at Fair Market Value.

         9. (a) The Employee may pay within thirty (30) days following the exercise of the Option the amount of taxes required to be withheld upon exercise of the Option by (i) delivering a check made payable to the Company or
(ii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such withholding taxes; provided, however, that at the Employee's election, any amount due to the Company under this Section 9(a) may be reduced in whole or part by any amounts the Company owes such Employee under subparagraph (b) below.

                  (b) Unless otherwise agreed to by the parties, on or before April 15 of the calendar year following the year in which the Option is exercised (the "Payment Date"), the Company shall pay the Employee an amount (the "Payment") equal to the sum of:

                           (i) the difference between (A) the amount of taxable
                  income reportable by the Employee in connection with the exercise of the Option multiplied by the highest aggregate marginal statutory federal, state and local income tax rate (determined by taking into account the deductibility of state and local income taxes for federal income tax purposes) to which such Employee is subject at the time of exercise (the "Marginal Ordinary Tax Rate") and (B) the amount of taxable income reportable by the Employee in connection with the exercise of the Option multiplied by the highest aggregate marginal statutory federal, state and local income tax rate (determined by taking into account the deductibility of state and local income taxes for federal income tax purposes) to which such Employee would be subject at the time of exercise if such taxable income was characterized as long-term capital gain (the "Marginal Capital Gain Tax Rate") (such difference referred to as the "Incremental Tax Amount"); and

                           (ii) (A) the Incremental Tax Amount divided by (B)
                  one minus the Employee's Marginal Ordinary Tax Rate.

                  (c) The payment shall not be made pursuant to Section 9(b) in the event the Option is exercised (i) within 180 days prior to the Employee's termination of employment described in Section 6(d) of the Agreement or (ii) following the Employee's termination of employment described in Section 6(d) of the Agreement. Notwithstanding the foregoing, if the Payment Date falls within 180 days from the date of exercise, the Company shall only make the Payment to Employee upon the signing of an undertaking, reasonably satisfactory to the Company, by the Employee to repay the Payment to the Company if Employee terminates his employment as described with Section 6(d) of the Agreement within 180 days of the date of the exercise of the Option.

                  (d) The Company shall treat the amount paid in 9(b) as compensation payable to the Employee.

         10. The Employee shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option while the Option is unexercised.

         11. Any exercise of this Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased.

         12. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of this Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

         13. The Employee covenants and agrees with the Company that if, at the time of exercise of this Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to this Option, (i) that he is purchasing the shares for his own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Employee agrees that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

         14. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

         15. This Agreement is not a contract of employment and the terms of the Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Employee's employment, and it shall not impose any obligation on the Employee's part to remain in the employ of the Company.

         17. Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Common Stock before or at the time of a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          NORTH ATLANTIC TRADING COMPANY, INC.

                                          By /s/ Thomas F. Helms, Jr.
                                             ---------------------------------
                                             Thomas F. Helms, Jr.
                                             President


ACCEPTED:

/s/ Jeffrey S. Hay
-------------------------------
Signature of Employee


  Jeffrey S. Hay
-------------------------------
Name of Employee - Please Print

Date: September 3, 1997